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                   [Royall Financial Corporation Letterhead]
                               ___________, 1996


Dear Shareholders:

     A special meeting of shareholders (the "Meeting") of Royall Financial Corporation ("Royall") will be held at __________ on __________, at ______________________. At the Meeting, Royall's shareholders will consider and vote to approve, ratify, confirm and adopt an Agreement and Plan of Merger pursuant to which it is proposed that Compass Equitable Texas, Inc. ("Compass Texas"), a Delaware corporation and a wholly-owned subsidiary of Compass Bancshares, Inc. ("Compass"), formed for the purpose of accomplishing the proposed transaction, will merge (the "Merger") with and into Royall. The enclosed Notice of Special Meeting of Shareholders outlines the business to be transacted at the Meeting, and the enclosed Proxy Statement/Prospectus explains the terms of the proposed Merger and provides other information concerning Royall, Compass Texas and Compass. We urge you to read these materials carefully.

     Your Board of Directors believes that the affiliation of Royall with Compass through the Merger will enable Royall to serve its customers and communities better and to compete more effectively with other financial institutions. After the Merger, Royall's shareholders will own publicly traded stock in a much larger, more diversified financial institution with a history of paying dividends on its common stock.

     For the Merger to become effective, among other conditions described in the Proxy Statement/Prospectus, the holders of at least two-thirds of the outstanding shares of Royall's common stock must vote in favor of the Merger. THE BOARD OF DIRECTORS OF ROYALL RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.
                                                   ---

     You are cordially invited to attend the Meeting. Your Board of Directors cannot stress strongly enough that the vote of every shareholder, regardless of the number of shares owned, is important. FAILURE TO VOTE BY PROXY OR IN PERSON AT THE MEETING IS EQUIVALENT TO A VOTE AGAINST THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you need assistance in completing your Proxy, please call the undersigned at (903) 729-6944.

                                                     Very truly yours,



                                                     -----------------------
                                                     Terrence A. Welty,III
                                                     Chairman of the Board
H1995A\22658-19